Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2017 Results

Announces Acquisition of Leading RIA Technology and Custody Platform

NEW YORK--(BUSINESS WIRE)--October 19, 2017--E*TRADE Financial Corporation (NASDAQ:ETFC):

Third Quarter Results

  Net income of $147 million; net income available to common shareholders of $135 million
  Diluted earnings per common share of $0.49, which includes net expense of $16 million, or $0.06 per diluted share, related to losses on early extinguishment of debt and other items(1)
  Total net revenue of $599 million
  Operating margin of 37 percent; adjusted operating margin of 42 percent(2)
  Consolidated balance sheet assets of $60 billion; average interest-earning assets of $54.8 billion; net interest margin of 285 basis points
  Daily Average Revenue Trades (DARTs) of 206,000; 32 percent in derivatives
  Customer margin balances of $8.5 billion(3)
  Net new brokerage accounts of 26,000
  Net new brokerage assets of $2.2 billion; end of period total customer assets of $365.3 billion
  Managed products of $4.9 billion
  Utilized $187 million to repurchase 4.6 million shares at an average price of $40.64

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its third quarter ended September 30, 2017, reporting net income of $147 million and $0.49 diluted earnings per common share. This compares to $193 million, or $0.70, in the prior quarter, and $139 million, or $0.51, in the third quarter of 2016. Total net revenue of $599 million increased from $577 million in the prior quarter and $486 million in the third quarter of 2016. Operating margin for the quarter was 37 percent and adjusted operating margin was 42 percent(2) which compares to 55 percent and 38 percent(2) in the prior quarter and 46 percent and 34 percent(2) in the year-ago quarter.

“It was another great quarter for E*TRADE, as we surpassed a number of key milestones, and recorded solid progress against our growth objectives, all the while producing strong financial results,” said Karl Roessner, Chief Executive Officer. “We completed the integration of OptionsHouse—bringing all customers into one ecosystem, and capturing all expected revenue and expense synergies. This allows us to decisively pivot our efforts toward unleashing the full power of our industry-leading derivatives platform. As it relates to activity, our derivatives mix sustained last quarter’s record level, and margin balances ended the period at an all-time high. Our customers remain highly engaged, putting us on pace for our strongest year on record. On the financial front, we capitalized on our improved credit profile and the robust issuance market to refinance our corporate debt at the most attractive coupons in the Company’s history. We also marched forward on our capital initiatives, onboarding deposits to grow our balance sheet through $60 billion, and progressing at pace against our $1 billion share repurchase program. In all it was another phenomenal quarter in which we continued to flex our muscles and harden our resolve. As we close out 2017, I am inspired by all that the team is poised to accomplish in the quarters and years to come.”

E*TRADE Financial Corporation also announced today that it has entered into a definitive agreement to acquire Trust Company of America (TCA), a leading provider of technology solutions and custody services to the independent Registered Investment Adviser (RIA) market, for $275 million in cash. TCA is based in Denver, Colorado, and has approximately $17 billion in institutional assets under custody and over 180 active RIAs on its platform, as of September 2017.

“I am pleased to announce the acquisition of TCA, a leader in their field, which will help us tap into a growing segment of our industry, and bolster our ability to attract and retain customers in need of higher-touch services,” continued Mr. Roessner. “In our highly competitive sector, we are more than encouraged by the opportunity to join forces with such an innovative and well-positioned company. Their superior technology solutions in the RIA space are a natural complement to the cutting edge digital experiences we offer to retail investors. Beyond the ability to offer enhanced services to certain segments of our client base, we are confident that the extension of the E*TRADE brand will provide the TCA team with some additional firepower to accelerate growth.”

E*TRADE expects the transaction to be neutral to earnings in 2018 and accretive in 2019 when full run-rate synergies are expected. The Company intends to fund the transaction through issuance of non-cumulative perpetual preferred stock. The transaction is expected to close in the second quarter of 2018, subject to customary closing conditions and regulatory approvals.

E*TRADE was advised by J.P. Morgan Securities LLC and Skadden, Arps, Slate, Meagher & Flom.

Trust Company of America was advised by Financial Technology Partners.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing (800) 685-3601 while international participants should dial +1 (303) 223-2699. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

Securities products and services are offered by E*TRADE Securities LLC, Member FINRA/SIPC. Investment advisory services are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Commodity futures products and services are offered by E*TRADE Futures LLC, Member NFA. Banking products and services are offered by E*TRADE Bank, a federal savings bank, Member FDIC, or its subsidiaries. E*TRADE Securities LLC, E*TRADE Capital Management, LLC, E*TRADE Futures LLC, and E*TRADE Bank are separate but affiliated companies. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE, the E*TRADE logo, and OptionsHouse are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding the Company’s proposed transaction with TCA and its benefits and timing, trading activity, ability to execute on its business and balance sheet growth plans, customer acquisition and retention efforts, the potential of the Company’s derivatives platform, proposed issuance of preferred stock and the expected financing of the proposed transaction and the repurchase of shares of its common stock are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, that the closing of the transaction with TCA may not occur or may be delayed, regulatory risks associated with the transaction, unanticipated restructuring costs which may be incurred or undisclosed liabilities assumed, attempts to retain key personnel may not succeed, expected synergies and other financial benefits may not be realized or integration plans may not be implemented as anticipated and other risks from mergers and acquisitions, macro trends of the economy in general, market volatility and its impact on trading volumes, fluctuations in interest rates, the ability to attract and retain customers and develop new products and services, increased competition, potential system disruptions and security breaches, increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, adverse developments in litigation or regulatory matters, the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program, the availability, timing and size of any preferred stock issuance and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2017 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenue:
Interest income	$413	$378	$309	$1,132	$923
Interest expense	(22)	(22)	(22)	(66)	(63)
Net interest income	391	356	287	1,066	860
Commissions	100	105	107	332	320
Fees and service charges	92	98	68	276	188
Gains on securities and other, net	6	7	14	23	34
Other revenue	10	11	10	32	30
Total non-interest income	208	221	199	663	572
Total net revenue	599	577	486	1,729	1,432
Provision (benefit) for loan losses	(29)	(99)	(62)	(142)	(131)
Non-interest expense:
Compensation and benefits	139	133	123	408	374
Advertising and market development	38	42	27	123	100
Clearing and servicing	29	33	26	94	75
Professional services	25	24	26	71	70
Occupancy and equipment	28	29	24	84	71
Communications	29	36	22	90	65
Depreciation and amortization	20	20	20	60	60
FDIC insurance premiums	8	8	6	24	18
Amortization of other intangibles	9	9	5	27	15
Restructuring and acquisition-related activities	4	4	25	12	28
Losses on early extinguishment of debt	58	—	—	58	—
Other non-interest expenses	18	21	19	55	54
Total non-interest expense	405	359	323	1,106	930
Income before income tax expense	223	317	225	765	633
Income tax expense	76	124	86	280	208
Net income	$147	$193	$139	$485	$425
Preferred stock dividends	12	—	—	25	—
Net income available to common shareholders	$135	$193	$139	$460	$425

Basic earnings per common share	$0.49	$0.70	$0.51	$1.67	$1.53
Diluted earnings per common share	$0.49	$0.70	$0.51	$1.67	$1.52
Shares used in computation of per common share data:
Basic (in thousands)	273,441	275,410	274,362	274,565	278,864
Diluted (in thousands)	274,594	276,272	275,472	275,703	280,136

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2017	2017	2016
ASSETS
Cash and equivalents	$896	$1,091	$1,950
Cash required to be segregated under federal or other regulations	696	889	1,460
Available-for-sale securities	19,173	18,890	13,892
Held-to-maturity securities	22,920	21,502	15,751
Margin receivables	8,535	7,773	6,731
Loans receivable, net	2,838	3,055	3,551
Receivables from brokers, dealers and clearing organizations	1,108	1,237	1,056
Property and equipment, net	250	245	239
Goodwill	2,370	2,370	2,370
Other intangibles, net	294	303	320
Deferred tax assets, net	416	519	756
Other assets	879	879	923
Total assets	$60,375	$58,753	$48,999

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$41,543	$40,072	$31,682
Customer payables	8,716	7,992	8,159
Payables to brokers, dealers and clearing organizations	1,392	1,473	983
Other borrowings	609	1,009	409
Corporate debt	991	992	994
Other liabilities	476	532	500
Total liabilities	53,727	52,070	42,727

Shareholders' equity:
Preferred stock, $0.01 par value; $1,000 liquidation preference; shares authorized: 1,000,000; shares issued and outstanding at September 30, 2017: 400,000	394	394	394
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at September 30, 2017: 270,688,918	3	3	3
Additional paid-in-capital	6,747	6,929	6,921
Accumulated deficit	(446)	(581)	(909)
Accumulated other comprehensive loss	(50)	(62)	(137)
Total shareholders' equity	6,648	6,683	6,272
Total liabilities and shareholders' equity	$60,375	$58,753	$48,999

Key Performance Metrics(4)
Corporate	Qtr ended 9/30/17	Qtr ended 6/30/17	Qtr ended 9/30/17 vs. 6/30/17	Qtr ended 9/30/16	Qtr ended 9/30/17 vs. 9/30/16

Operating margin %(2)	37%	55%	(18)%	46%	(9)%
Adjusted operating margin %(2)	42%	38%	4%	34%	8%

Employees	3,584	3,614	(1)%	3,655	(2)%
Consultants and other	96	99	(3)%	130	(26)%
Total headcount	3,680	3,713	(1)%	3,785	(3)%

Common equity book value per share(5)	$23.10	$22.86	1%	$21.63	7%
Tangible common equity book value per share(5)	$15.51	$15.29	1%	$13.82	12%

Cash and equivalents ($MM)	$896	$1,091	(18)%	$1,467	(39)%
Corporate cash ($MM)(6)	$309	$478	(35)%	$306	1%

Net interest margin (basis points)	285	274	11	259	26
Interest-earning assets, average ($MM)	$54,839	$51,899	6%	$44,489	23%

Customer Activity	Qtr ended 9/30/17	Qtr ended 6/30/17	Qtr ended 9/30/17 vs. 6/30/17	Qtr ended 9/30/16	Qtr ended 9/30/17 vs. 9/30/16

Trading days	62.5	63.0	N.M.	64.0	N.M.

DARTs	205,763	208,205	(1)%	151,905	35%
Derivative DARTs %	32%	32%	—%	26%	6%

Total trades (MM)	12.9	13.1	(2)%	9.7	33%
Average commission per trade	$7.76	$8.02	(3)%	$10.97	(29)%

Key Performance Metrics(4)
Customer Activity	Qtr ended 9/30/17	Qtr ended 6/30/17	Qtr ended 9/30/17 vs. 6/30/17	Qtr ended 9/30/16	Qtr ended 9/30/17 vs. 9/30/16

Gross new brokerage accounts	105,166	120,204	(13)%	227,309	(54)%
Gross new stock plan accounts	74,194	66,773	11%	62,144	19%
Gross new banking accounts	834	876	(5)%	1,061	(21)%
Closed accounts	(158,009)	(137,666)	15%	(122,336)	29%
Net new accounts	22,185	50,187	(56)%	168,178	(87)%

Net new brokerage accounts	26,225	41,271	(36)%	161,885	(84)%
Net new stock plan accounts	554	13,154	(96)%	11,368	(95)%
Net new banking accounts	(4,594)	(4,238)	(8)%	(5,075)	9%
Net new accounts	22,185	50,187	(56)%	168,178	(87)%

End of period brokerage accounts	3,588,714	3,562,489	1%	3,438,975	4%
End of period stock plan accounts	1,475,246	1,474,692	—%	1,454,421	1%
End of period banking accounts	304,135	308,729	(1)%	324,650	(6)%
End of period total accounts	5,368,095	5,345,910	—%	5,218,046	3%

Annualized net new brokerage account growth rate	2.9%	4.7%	(1.8)%	1.7%	1.2%
Annualized brokerage account attrition rate(7)	8.9%	9.0%	(0.1)%	8.0%	0.9%

Customer margin balances(3) ($B)	$8.5	$8.2	4%	$6.8	25%

Customer Assets($B)
Security holdings	$270.1	$255.3	6%	$222.1	22%
Sweep deposits	36.5	34.9	5%	26.5	38%
Customer cash held by third parties(8)	7.1	8.8	(19)%	14.0	(49)%
Customer payables (cash)	8.7	8.0	9%	7.8	12%
Brokerage customer assets	322.4	307.0	5%	270.4	19%
Unexercised stock plan holdings (vested)	37.9	36.1	5%	31.2	21%
Savings, checking and other banking assets	5.0	5.1	(2)%	5.2	(4)%
Total customer assets	$365.3	$348.2	5%	$306.8	19%

Net new brokerage assets(9)	$2.2	$2.6	(15)%	$5.4	(59)%
Net new banking assets(9)	(0.1)	(0.3)	(67)%	—	N.M.
Net new customer assets(9)	$2.1	$2.3	(9)%	$5.4	(61)%

Annualized net new brokerage asset growth rate	2.9%	3.5%	(0.6)%	2.7%	0.2%

Brokerage related cash	$52.3	$51.7	1%	$48.3	8%
Other cash and deposits	5.0	5.1	(2)%	5.2	(4)%
Total customer cash and deposits	$57.3	$56.8	1%	$53.5	7%

Managed products	$4.9	$4.6	7%	$3.7	32%
Stock plan customer holdings (unvested)	$88.3	$83.5	6%	$73.4	20%

Customer net (buy) / sell activity	$(1.3)	$(4.0)	N.M.	$2.4	N.M.

Key Performance Metrics(4)
Loans	Qtr ended 9/30/17	Qtr ended 6/30/17	Qtr ended 9/30/17 vs. 6/30/17	Qtr ended 9/30/16	Qtr ended 9/30/17 vs. 9/30/16

Loans receivable ($MM)
One- to four-family	$1,520	$1,641	$(121)	$2,061	$(541)
Home equity	1,128	1,205	(77)	1,503	(375)
Consumer and Other	190	209	(19)	268	(78)
Loans receivable, net	$2,838	$3,055	$(217)	$3,832	$(994)
Loan servicing expense	$5	$5	$—	$7	$(2)

Loan performance detail ($MM)

Current	$2,664	$2,901	$(237)	$3,765	$(1,101)
30-89 days delinquent	102	103	(1)	107	(5)
90-179 days delinquent	46	46	—	43	3
180+ days delinquent	120	121	(1)	152	(32)
Total delinquent loans	268	270	(2)	302	(34)
Gross loans receivable(10)	$2,932	$3,171	$(239)	$4,067	$(1,135)

Activity in Allowance for Loan Losses
	Three Months Ended September 30, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/17	$29	$82	$5	$116
Provision (benefit) for loan losses	(12)	(17)	—	(29)
(Charge-offs) recoveries, net	4	4	(1)	7
Allowance for loan losses, ending 9/30/17	$21	$69	$4	$94

	Three Months Ended June 30, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/17	$46	$162	$5	$213
Provision (benefit) for loan losses	(18)	(81)	—	(99)
(Charge-offs) recoveries, net	1	1	—	2
Allowance for loan losses, ending 6/30/17	$29	$82	$5	$116

	Three Months Ended September 30, 2016
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/16	$42	$245	$6	$293
Provision (benefit) for loan losses	2	(64)	—	(62)
(Charge-offs) recoveries, net	3	2	(1)	4
Allowance for loan losses, ending 9/30/16	$47	$183	$5	$235

Capital	Qtr ended 9/30/17	Qtr ended 6/30/17	Qtr ended 9/30/17 vs. 6/30/17	Qtr ended 9/30/16	Qtr ended 9/30/17 vs. 9/30/16

E*TRADE Financial
Tier 1 leverage ratio(11)	7.2%	7.5%	(0.3)%	7.3%	(0.1)%
Common Equity Tier 1 capital ratio(11)	35.2%	35.0%	0.2%	34.0%	1.2%
Tier 1 risk-based capital ratio(11)	37.8%	37.5%	0.3%	35.1%	2.7%
Total risk-based capital ratio(11)	42.4%	42.4%	—%	40.7%	1.7%

E*TRADE Bank
Tier 1 leverage ratio(12)	7.7%	8.0%	(0.3)%	8.5%	(0.8)%
Common Equity Tier 1 capital ratio(12)	35.5%	35.1%	0.4%	36.7%	(1.2)%
Tier 1 risk-based capital ratio(12)	35.5%	35.1%	0.4%	36.7%	(1.2)%
Total risk-based capital ratio(12)	36.4%	36.3%	0.1%	38.0%	(1.6)%

Average Balance Sheet Data
	Three Months Ended
	September 30, 2017			June 30, 2017
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$905	$2	1.06%	$890	$2	0.87%
Cash required to be segregated under federal or other regulations	759	3	1.26%	1,355	3	0.94%
Available-for-sale securities	19,064	102	2.13%	18,197	95	2.10%
Held-to-maturity securities	22,162	153	2.77%	19,725	137	2.78%
Margin receivables	8,096	87	4.26%	7,258	75	4.14%
Loans	3,024	37	4.95%	3,332	41	4.88%
Broker-related receivables and other	829	1	0.45%	1,142	1	0.20%
Subtotal interest-earning assets	54,839	385	2.80%	51,899	354	2.73%
Other interest revenue(a)	—	28		—	24
Total interest-earning assets	54,839	413	3.01%	51,899	378	2.91%
Total non-interest earning assets	4,952			4,951
Total assets	$59,791			$56,850

Deposits	$40,758	$1	0.01%	$37,894	$1	0.01%
Customer payables	8,463	1	0.06%	8,686	2	0.06%
Broker-related payables and other	1,301	—	0.00%	1,237	—	0.00%
Other borrowings	831	6	2.91%	674	5	3.18%
Corporate debt	1,002	12	4.64%	991	13	5.41%
Subtotal interest-bearing liabilities	52,355	20	0.15%	49,482	21	0.17%
Other interest expense(b)	—	2		—	1
Total interest-bearing liabilities	52,355	22	0.17%	49,482	22	0.18%
Total non-interest-bearing liabilities	820			884
Total liabilities	53,175			50,366
Total shareholders' equity	6,616			6,484
Total liabilities and shareholders' equity	$59,791			$56,850

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,484	$391	2.85%	$2,417	$356	2.74%
(a)	Represents interest revenue on securities loaned for the periods presented.
(b)	Represents interest expense on securities borrowed for the periods presented.

	Three Months Ended
	September 30, 2016
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,989	$2	0.42%
Cash required to be segregated under federal or other regulations	1,885	2	0.33%
Available-for-sale securities	13,301	66	1.99%
Held-to-maturity securities	15,937	109	2.73%
Margin receivables	6,479	60	3.68%
Loans	4,202	46	4.44%
Broker-related receivables and other	696	—	0.13%
Subtotal interest-earning assets	44,489	285	2.56%
Other interest revenue(a)	—	24
Total interest-earning assets	44,489	309	2.77%
Total non-interest-earning assets	4,793
Total assets	$49,282

Deposits	$32,285	$1	0.01%
Customer payables	7,592	2	0.06%
Broker-related payables and other	1,258	—	0.00%
Other borrowings	409	4	4.15%
Corporate debt	993	13	5.40%
Subtotal interest-bearing liabilities	42,537	20	0.19%
Other interest expense(b)	—	2
Total interest-bearing liabilities	42,537	22	0.20%
Total non-interest-bearing liabilities	719
Total liabilities	43,256
Total shareholders' equity	6,026
Total liabilities and shareholders' equity	$49,282

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$1,952	$287	2.59%

(a)	Represents interest revenue on securities loaned for the periods presented.
(b)	Represents interest expense on securities borrowed for the periods presented.

Fees and Service Charges
	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Order flow revenue	$33	$34	$24
Money market funds and sweep deposits revenue(a)	23	26	13
Mutual fund service fees	10	10	9
Advisor management fees	9	9	8
Foreign exchange revenue	6	6	6
Reorganization fees	5	5	4
Other fees and service charges	6	8	4
Total fees and service charges	$92	$98	$68

(a)	Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes it when evaluating operating margin performance. See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and broker-dealer subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (5) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net income of $147 million, or $0.49 per diluted share, includes net after-tax expense of $24 million, or $0.09 per diluted share, from losses on early extinguishment of debt as well as costs related to the OptionsHouse integration and crossing the $50 billion regulatory threshold, partially offset by a benefit to provision for loan losses; net income also includes an income tax benefit of $8 million, or $0.03 per diluted share, related to the revaluation of net deferred tax assets.

(2) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin percentage (dollars in millions):

	Q3 2017		Q2 2017		Q3 2016
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$223	37%	$317	55%	$225	46%
Add back impact of pre-tax items:
Provision (benefit) for loan losses	(29)		(99)		(62)
Losses on early extinguishment of debt	58		—		—
Subtotal	29		(99)		(62)
Adjusted income before income tax expense / adjusted operating margin	$252	42%	$218	38%	$163	34%

(3) Customer margin balances include the following (dollars in billions):

	Q3 2017	Q2 2017	Q3 2016
Margin receivables held on balance sheet	$8.5	$7.8	$6.5
Customer margin balances held by a third party clearing firm	—	0.4	0.3
Total customer margin balances(a)	$8.5	$8.2	$6.8

(a)	Represents margin receivables held on the balance sheet and customer margin balances held by a third party clearing firm. The balances held by a third party were transferred to E*TRADE Securities during three months ended September 30, 2017 in connection with the integration of OptionsHouse.

(4) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period.

(5) The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q3 2017		Q2 2017		Q3 2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,254	$23.10	$6,289	$22.86	$5,922	$21.63
Less: Goodwill and other intangibles, net	(2,664)		(2,673)		(2,698)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	609		591		560
Tangible common equity book value	$4,199	$15.51	$4,207	$15.29	$3,784	$13.82

(6) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q3 2017	Q2 2017	Q3 2016
Consolidated cash and equivalents	$896	$1,091	$1,467
Less: Cash at regulated subsidiaries(a)	(587)	(613)	(1,161)
Corporate cash	$309	$478	$306

(a)	Reported net of corporate cash on deposit at E*TRADE Bank that is eliminated in consolidation.

(7) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts by total brokerage accounts at the previous period end, and is presented on an annualized basis. Attriting brokerage accounts are derived by subtracting net new brokerage accounts from gross new brokerage accounts.

(8) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions and customer cash held by a third party clearing firm. Customer cash held by third parties is not reflected in the Company’s consolidated balance sheet and is not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q3 2017	Q2 2017	Q3 2016
Sweep deposits at unaffiliated financial institutions	$6.4	$6.6	$12.3
Customer cash held by a third party clearing firm(a)	—	1.7	1.5
Municipal funds and other	0.7	0.5	0.2
Total customer cash held by third parties	$7.1	$8.8	$14.0

(a)	During the three months ended September 30, 2017, customer cash held by a third party clearing firm were transferred to E*TRADE Securities in connection with the integration of OptionsHouse.

(9) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(10) Includes unpaid principal balances and premiums (discounts).

(11) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q3 2017	Q2 2017	Q3 2016
E*TRADE Financial shareholders' equity	$6,648	$6,683	$6,316
DEDUCT:
Preferred stock	(394)	(394)	(394)
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$6,254	$6,289	$5,922
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	50	62	(37)
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,014)	(2,039)	(2,043)
Disallowed deferred tax assets	(472)	(537)	(556)
E*TRADE Financial Common Equity Tier 1 capital	$3,818	$3,775	$3,286
ADD:
Preferred stock	394	394	394
DEDUCT:
Disallowed deferred tax assets	(112)	(124)	(284)
E*TRADE Financial Tier 1 capital	$4,100	$4,045	$3,396
ADD:
Allowable allowance for loan losses	94	116	128
Non-qualifying capital instruments subject to phase-out (trust preferred securities)	414	414	414
E*TRADE Financial total capital	$4,608	$4,575	$3,938

E*TRADE Financial average assets for leverage capital purposes	$59,835	$56,928	$49,240
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,014)	(2,039)	(2,043)
Disallowed deferred tax assets	(584)	(661)	(840)
E*TRADE Financial adjusted average assets for leverage capital purposes	$57,237	$54,228	$46,357

E*TRADE Financial total risk-weighted assets(a)	$10,855	$10,780	$9,678

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.2%	7.5%	7.3%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	35.2%	35.0%	34.0%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	37.8%	37.5%	35.1%
E*TRADE Financial total capital / Total risk-weighted assets	42.4%	42.4%	40.7%

(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(12) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q3 2017	Q2 2017	Q3 2016
E*TRADE Bank shareholder's equity	$3,608	$3,485	$3,278
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	50	62	(37)
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(56)	(56)	(134)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,564	$3,453	$3,069
ADD:
Allowable allowance for loan losses	94	116	107
E*TRADE Bank total capital	$3,658	$3,569	$3,176

E*TRADE Bank average assets for leverage capital purposes	$46,562	$43,527	$36,300
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(56)	(56)	(134)
E*TRADE Bank adjusted average assets for leverage capital purposes	$46,468	$43,433	$36,128

E*TRADE Bank total risk-weighted assets(a)	$10,044	$9,840	$8,368

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.7%	8.0%	8.5%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	35.5%	35.1%	36.7%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	35.5%	35.1%	36.7%
E*TRADE Bank total capital / Total risk-weighted assets	36.4%	36.3%	38.0%

(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Investor Relations
646-521-4406
ir@etrade.com